Exhibit 99.1

Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Media Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@autonation.com

AutoNation Reports Third Quarter 2025 Results
•Revenue up 7% driven by increases across all major categories
•EPS $5.65 up 23%, Adjusted EPS $5.01 up 25%
•After-Sales gross profit of $597 million up 7% and gross margin of 48.7% (up 100bps)
•Record CFS gross profit of $375 million up 12%
•Strong cash flow and balanced capital deployments

FORT LAUDERDALE, Fla., (October 23, 2025) — AutoNation, Inc. (NYSE: AN) today reported third quarter 2025 revenue of $7.0 billion, an increase of 7% compared to the same period a year ago. Third quarter 2025 EPS was $5.65, compared to $4.61 a year ago, and third quarter 2025 Adjusted EPS was $5.01, compared to $4.02 a year ago. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“We are pleased to report another quarter of strong performance, with robust growth across the business, including record profit in After-Sales and Customer Financial Services,” said Mike Manley, Chief Executive Officer of AutoNation. “Cash flow was strong, and we deployed significant capital for share repurchases and acquisitions to improve density in existing markets. AutoNation Finance continued to scale, growing the portfolio to more than $2 billion while improving profitability. AutoNation’s multiple revenue streams, flexible cost structure, cash flow generation, and investment grade balance sheet position us to continue delivering strong results and deploying capital to generate attractive shareholder returns,” Manley concluded.

Operational Summary
Third quarter 2025 compared to the year-ago period:

Selected GAAP Financial Data
(In millions, except per share data and unit sales)
	Three Months Ended September 30,
	2025	2024	YoY
Revenue	$7,037.4	$6,586.1	7%
Gross Profit	$1,238.4	$1,182.8	5%
Operating Income	$372.4	$350.7	6%
Net Income	$215.1	$185.8	16%
Diluted EPS	$5.65	$4.61	23%
Diluted weighted average common shares outstanding	38.1	40.3	-5%

Same-store Revenue	$6,936.8	$6,514.8	6%
Same-store Gross Profit	$1,221.4	$1,171.8	4%

Same-store New Vehicle Retail Unit Sales	65,425	62,628	4%
Same-store Used Vehicle Retail Unit Sales	67,288	65,688	2%

Selected Non-GAAP Financial Data*
($ in millions, except per share data)
	Three Months Ended September 30,
	2025	2024	YoY
Adjusted Operating Income	$348.1	$320.3	9%
Adjusted Net Income	$190.9	$162.2	18%
Adjusted Diluted EPS	$5.01	$4.02	25%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables. 2025 Adjusted Diluted EPS excludes cybersecurity insurance recoveries of $40 million and acquisition-related expenses of $8 million (net combined after-tax of $24.2 million or $0.63 per share). 2024 Adjusted Diluted EPS excludes net gains on dispositions net of other items which totaled $31.3 million pre-tax (net combined after-tax of $23.6 million or $0.58 per share).
•Same-store Revenue – $6.9 billion, increased $422 million or 6% from a year ago, primarily reflecting increased new vehicle unit sales and higher average new vehicle selling prices.
◦New Vehicle Revenue – $3.4 billion, an increase of $229 million or 7%.
◦Used Vehicle Revenue – $2.0 billion, an increase of $95 million or 5%.
◦Customer Financial Services Revenue – $368 million, an increase of $36 million or 11%.
◦After-Sales Revenue – $1.2 billion, an increase of $65 million or 6%.
•Same-store Gross Profit – $1.2 billion, an increase of $50 million or 4% from a year ago.
◦New Vehicle Gross Profit – $150 million, a decrease of $27 million reflecting unit profitability of $2,290 compared to $2,820 a year ago, partially offset by a 4% increase in unit sales.
◦Used Vehicle Gross Profit – $114 million, an increase of $2 million reflecting a 2% increase in unit sales and unit profitability of $1,510 compared to $1,609 a year ago.
◦Customer Financial Services Gross Profit – $368 million, an increase of $36 million or 11%, reflecting unit profitability of $2,775 compared to $2,592 a year ago and a 3% increase in retail unit sales.
◦After-Sales Gross Profit – $589 million, an increase of $39 million or 7%.
•SG&A as a Percentage of Gross Profit – was 68.6%, or 67.4% on an adjusted basis, flat from 67.4% on an adjusted basis in the prior year.

Segment Results
Segment results(1) for the third quarter of 2025 were as follows:
•Domestic – Domestic Segment Income(2) was $81 million compared to $62 million a year ago, an increase of 30%. Revenue of $1.9 billion was up 10%.
•Import – Import Segment Income(2) was $124 million compared to $119 million a year ago, an increase of 4%. Revenue of $2.2 billion was up 6%.
•Premium Luxury – Premium Luxury Segment Income(2) was $161 million compared to $155 million a year ago, an increase of 4%. Revenue of $2.6 billion was up 5%.
•AutoNation Finance – AutoNation Finance income was $2 million compared to a loss of $6 million a year ago. Year-over-year results reflect higher net interest margin and continued operating efficiencies, partially offset by higher non-cash credit provisioning related to significant loan origination growth.

Capital Allocation, Liquidity, and Leverage
For the first nine months ended September 30, 2025, cash used in operating activities was $39 million, auto loans receivable, net, increased $973 million, capital expenditures were $223 million, and adjusted free cash flow was $786 million, or 134% of adjusted net income.

In September, AutoNation acquired an Audi and a Mercedes-Benz store in Chicago. This follows the acquisition of a Mazda and a Ford store in Denver earlier this year. In total these combined acquisitions represent more than $500 million of annual revenues, enhance our brand portfolio, and add density to our existing footprint in Illinois and Colorado.

During the quarter, AutoNation repurchased 0.8 million shares for an aggregate purchase price of $181 million or $217 per share. Year-to-date through October 21, 2025, AutoNation repurchased 2.8 million shares for an aggregated purchase price of $523 million or $188 per share. As of October 21, 2025, AutoNation has approximately $338 million of repurchase authorization remaining under its current share repurchase program.

As of September 30, 2025, AutoNation had $1.8 billion of liquidity, including $98 million in cash and $1.7 billion of availability under its revolving credit facility, net of commercial paper borrowings. The Company’s covenant leverage ratio was 2.35x at quarter-end and the Company had $3.8 billion of non-vehicle debt outstanding.

Year-to-date 2025 compared to the year-ago period:

Selected GAAP Financial Data
(In millions, except per share data and unit sales )
	Nine Months Ended September 30,
	2025	2024	YoY
Revenue	$20,702.2	$19,552.2	6%
Gross Profit	$3,733.7	$3,543.8	5%
Operating Income	$926.0	$966.0	-4%
Net Income	$477.0	$506.1	-6%
Diluted EPS	$12.36	$12.31	—%
Diluted weighted average common shares outstanding	38.6	41.1	-6%

Same-store Revenue	$20,458.0	$19,231.6	6%
Same-store Gross Profit	$3,690.9	$3,488.5	6%

Same-store New Vehicle Retail Unit Sales	192,863	181,071	7%
Same-store Used Vehicle Retail Unit Sales	202,005	197,404	2%

Selected Non-GAAP Financial Data*
($ in millions, except per share data)
	Nine Months Ended September 30,
	2025	2024	YoY
Adjusted Operating Income	$1,051.8	$986.5	7%
Adjusted Net Income	$584.3	$514.8	14%
Adjusted Diluted EPS	$15.14	$12.53	21%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables.
•Same-store Revenue – $20.5 billion, increased $1.2 billion or 6% from a year ago, primarily reflecting increased new vehicle unit sales and higher average new vehicle selling prices.
◦New Vehicle Revenue – $10.0 billion, an increase of $817 million or 9%.
◦Used Vehicle Revenue – $5.8 billion, an increase of $100 million or 2%.
◦Customer Financial Services Revenue – $1.1 billion, an increase of $97 million or 10%.
◦After-Sales Revenue – $3.6 billion, an increase of $216 million or 6%.
•Same-store Gross Profit – $3.7 billion, an increase of $202 million or 6% from a year ago.
◦New Vehicle Gross Profit – $507 million, a decrease of $52 million reflecting unit profitability of $2,629 compared to $3,087 a year ago, partially offset by a 7% increase in unit sales.
◦Used Vehicle Gross Profit – $361 million, an increase of $28 million reflecting a 2% increase in unit sales and unit profitability of $1,604 compared to $1,578 a year ago.
◦Customer Financial Services Gross Profit – $1.1 billion, an increase of $97 million or 10%, reflecting unit profitability of $2,730, compared to $2,592 a year ago and a 4% increase in retail unit sales.
◦After-Sales Gross Profit – $1.7 billion, an increase of $129 million or 8%.

•SG&A as a Percentage of Gross Profit – was 67.7%, or 67.0% on an adjusted basis, up from 66.7% on an adjusted basis in the prior year.

Segment Results
Segment results(1) for the first nine months of 2025 were as follows:
•Domestic – Domestic Segment Income(2) was $242 million compared to $188 million a year ago, an increase of 29%. Revenue of $5.6 billion was up 6%.
•Import – Import Segment Income(2) was $383 million compared to $356 million a year ago, an increase of 8%. Revenue of $6.4 billion was up 5%.
•Premium Luxury – Premium Luxury Segment Income(2) was $520 million compared to $468 million a year ago, an increase of 11%. Revenue of $7.7 billion was up 6%.
•AutoNation Finance – AutoNation Finance income was $4 million compared to a loss of $11 million a year ago. Year-over-year results reflect higher net interest margin and continued operating efficiencies, partially offset by higher non-cash credit provisioning related to significant loan origination growth.

The third quarter conference call may be accessed by telephone at 833-470-1428 (Conference ID: 500167) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on October 23, 2025, through November 13, 2025, by calling 866-813-9403 (Conference ID: 620105). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at investors.autonation.com.
(1)AutoNation has four reportable segments: Domestic, Import, Premium Luxury, and AutoNation Finance. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis; the Import segment is primarily comprised of stores that sell vehicles manufactured by Toyota, Honda, Hyundai, and Subaru; and the Premium Luxury segment is primarily comprised of stores that sell vehicles manufactured by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover. AutoNation Finance is our captive auto finance company, which provides indirect financing to qualified retail customers on vehicles we sell.
(2)    Segment income for the Domestic, Import, and Premium Luxury reportable segments is defined as operating income less floorplan interest expense and is a non-GAAP measure.

About AutoNation, Inc.
AutoNation, one of the largest automotive retailers in the United States, offers innovative products and exceptional services as part of a portfolio of comprehensive solutions for our customers and their automotive needs. With a nationwide network of dealerships strengthened by a recognized brand, we offer a wide variety of new and used vehicles, customer financing, parts, and expert maintenance and repair services. Through DRV PNK, we have raised and donated over $45 million for cancer-related causes, demonstrating our commitment to making a positive difference in the lives of our Associates, Customers, and the communities we serve. Please visit www.autonation.com, investors.autonation.com, and www.x.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations.
NON-GAAP FINANCIAL
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “estimates,” “intends,” “goals,” “targets,” “projects,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including AutoNation Finance, statements regarding our expectations for shareholder returns, potential tariff-related impacts, and the future performance of our business and the automotive retail industry, including during 2025, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: economic conditions, including changes in tariffs, unemployment, interest, and/or inflation rates, consumer demand, and fuel prices; our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments; our ability to maintain or improve gross profit margins; our ability to maintain or gain market share; legal, reputational, and financial risks resulting from cyber incidents and the potential impact on our operating results; the receipt of any insurance or other recoveries in connection with any cyber incidents; our ability to successfully implement and maintain expense controls; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new acquisitions; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for franchise acquisitions; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; changes in automotive laws and regulations affecting our business, including fuel economy requirements; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
New vehicle	$3,415.6	$3,171.2	$10,060.0	$9,273.0
Used vehicle	2,015.7	1,901.4	5,923.1	5,808.6
Parts and service	1,226.2	1,170.9	3,611.3	3,460.4
Finance and insurance, net	374.8	335.4	1,095.0	994.1
Other	5.1	7.2	12.8	16.1
Total revenue	7,037.4	6,586.1	20,702.2	19,552.2
Cost of sales:
New vehicle	3,264.6	2,994.1	9,550.7	8,709.6
Used vehicle	1,900.8	1,790.2	5,558.3	5,474.5
Parts and service	629.2	612.7	1,848.0	1,809.8
Other	4.4	6.3	11.5	14.5
Total cost of sales	5,799.0	5,403.3	16,968.5	16,008.4
Gross profit	1,238.4	1,182.8	3,733.7	3,543.8
AutoNation Finance income (loss)	1.5	(6.2)	3.6	(10.5)
Selling, general, and administrative expenses	850.1	811.3	2,526.7	2,430.2
Depreciation and amortization	64.2	61.3	189.9	179.5
Goodwill impairment	—	—	65.3	—
Franchise rights impairment	—	—	71.7	—
Other income, net(1)	(46.8)	(46.7)	(42.3)	(42.4)
Operating income	372.4	350.7	926.0	966.0
Non-operating income (expense) items:
Floorplan interest expense	(47.5)	(60.5)	(139.3)	(163.8)
Other interest expense	(45.1)	(44.9)	(133.6)	(136.3)
Other income (loss), net(2)	7.8	2.1	6.9	9.0
Income before income taxes	287.6	247.4	660.0	674.9
Income tax provision	72.5	61.6	183.0	168.8
Net income	$215.1	$185.8	$477.0	$506.1

Diluted earnings per share	$5.65	$4.61	$12.36	$12.31
Diluted weighted average common shares outstanding	38.1	40.3	38.6	41.1

Common shares outstanding, net of treasury stock, at period end	36.9	39.6	36.9	39.6

(1)Includes net gains on business/property divestitures and asset impairments. Current periods also include cybersecurity insurance recoveries received in connection with the CDK outage.
(2)Includes net gains related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants, as well net losses on minority equity investments.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	$ Variance	% Variance	2025	2024	$ Variance	% Variance
Revenue:
New vehicle	$3,415.6	$3,171.2	$244.4	7.7	$10,060.0	$9,273.0	$787.0	8.5
Retail used vehicle	1,874.3	1,741.4	132.9	7.6	5,511.4	5,318.7	192.7	3.6
Wholesale	141.4	160.0	(18.6)	(11.6)	411.7	489.9	(78.2)	(16.0)
Used vehicle	2,015.7	1,901.4	114.3	6.0	5,923.1	5,808.6	114.5	2.0
Finance and insurance, net	374.8	335.4	39.4	11.7	1,095.0	994.1	100.9	10.1
Total variable operations	5,806.1	5,408.0	398.1	7.4	17,078.1	16,075.7	1,002.4	6.2
Parts and service	1,226.2	1,170.9	55.3	4.7	3,611.3	3,460.4	150.9	4.4
Other	5.1	7.2	(2.1)		12.8	16.1	(3.3)
Total revenue	$7,037.4	$6,586.1	$451.3	6.9	$20,702.2	$19,552.2	$1,150.0	5.9
Gross profit:
New vehicle	$151.0	$177.1	$(26.1)	(14.7)	$509.3	$563.4	$(54.1)	(9.6)
Retail used vehicle	102.6	105.6	(3.0)	(2.8)	328.7	314.7	14.0	4.4
Wholesale	12.3	5.6	6.7		36.1	19.4	16.7
Used vehicle	114.9	111.2	3.7	3.3	364.8	334.1	30.7	9.2
Finance and insurance	374.8	335.4	39.4	11.7	1,095.0	994.1	100.9	10.1
Total variable operations	640.7	623.7	17.0	2.7	1,969.1	1,891.6	77.5	4.1
Parts and service	597.0	558.2	38.8	7.0	1,763.3	1,650.6	112.7	6.8
Other	0.7	0.9	(0.2)		1.3	1.6	(0.3)
Total gross profit	1,238.4	1,182.8	55.6	4.7	3,733.7	3,543.8	189.9	5.4
AutoNation Finance income (loss)	1.5	(6.2)	7.7		3.6	(10.5)	14.1
Selling, general, and administrative expenses	850.1	811.3	(38.8)	(4.8)	2,526.7	2,430.2	(96.5)	(4.0)
Depreciation and amortization	64.2	61.3	(2.9)		189.9	179.5	(10.4)
Goodwill impairment	—	—	—		65.3	—	(65.3)
Franchise rights impairment	—	—	—		71.7	—	(71.7)
Other income, net	(46.8)	(46.7)	0.1		(42.3)	(42.4)	(0.1)
Operating income	372.4	350.7	21.7	6.2	926.0	966.0	(40.0)	(4.1)
Non-operating income (expense) items:
Floorplan interest expense	(47.5)	(60.5)	13.0		(139.3)	(163.8)	24.5
Other interest expense	(45.1)	(44.9)	(0.2)		(133.6)	(136.3)	2.7
Other income, net	7.8	2.1	5.7		6.9	9.0	(2.1)
Income before income taxes	$287.6	$247.4	$40.2	16.2	$660.0	$674.9	$(14.9)	(2.2)

Retail vehicle unit sales:
New	66,189	63,150	3,039	4.8	194,423	183,281	11,142	6.1
Used	68,896	66,454	2,442	3.7	206,632	201,079	5,553	2.8
	135,085	129,604	5,481	4.2	401,055	384,360	16,695	4.3

Revenue per vehicle retailed:
New	$51,604	$50,217	$1,387	2.8	$51,743	$50,594	$1,149	2.3
Used	$27,205	$26,205	$1,000	3.8	$26,673	$26,451	$222	0.8

Gross profit per vehicle retailed:
New	$2,281	$2,804	$(523)	(18.7)	$2,620	$3,074	$(454)	(14.8)
Used	$1,489	$1,589	$(100)	(6.3)	$1,591	$1,565	$26	1.7
Finance and insurance	$2,775	$2,588	$187	7.2	$2,730	$2,586	$144	5.6
Total variable operations(1)	$4,652	$4,769	$(117)	(2.5)	$4,820	$4,871	$(51)	(1.0)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2025 (%)	2024 (%)	2025 (%)	2024 (%)
Revenue mix percentages:
New vehicle	48.5	48.1	48.6	47.4
Used vehicle	28.6	28.9	28.6	29.7
Parts and service	17.4	17.8	17.4	17.7
Finance and insurance, net	5.3	5.1	5.3	5.1
Other	0.2	0.1	0.1	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	12.2	15.0	13.6	15.9
Used vehicle	9.3	9.4	9.8	9.4
Parts and service	48.2	47.2	47.2	46.6
Finance and insurance	30.3	28.4	29.3	28.1
Other	—	—	0.1	—
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.4	5.6	5.1	6.1
Used vehicle - retail	5.5	6.1	6.0	5.9
Parts and service	48.7	47.7	48.8	47.7
Total	17.6	18.0	18.0	18.1
Selling, general, and administrative expenses	12.1	12.3	12.2	12.4
Operating income	5.3	5.3	4.5	4.9
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	68.6	68.6	67.7	68.6
Operating income	30.1	29.6	24.8	27.3

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	$ Variance	% Variance	2025	2024	$ Variance	% Variance
Revenue:
Domestic	$1,945.3	$1,774.9	$170.4	9.6	$5,583.2	$5,271.0	$312.2	5.9
Import	2,173.1	2,046.2	126.9	6.2	6,368.7	6,044.5	324.2	5.4
Premium luxury	2,559.4	2,426.0	133.4	5.5	7,691.7	7,239.3	452.4	6.2
Total Franchised Dealerships	6,677.8	6,247.1	430.7	6.9	19,643.6	18,554.8	1,088.8	5.9
Corporate and other	359.6	339.0	20.6	6.1	1,058.6	997.4	61.2	6.1
Total consolidated revenue	$7,037.4	$6,586.1	$451.3	6.9	$20,702.2	$19,552.2	$1,150.0	5.9

Segment income(1):
Domestic	$81.3	$62.4	$18.9	30.3	$242.3	$187.9	$54.4	29.0
Import	123.7	119.2	4.5	3.8	383.3	356.2	27.1	7.6
Premium luxury	160.9	154.7	6.2	4.0	519.7	468.2	51.5	11.0
Total Franchised Dealerships	365.9	336.3	29.6	8.8	1,145.3	1,012.3	133.0	13.1
AutoNation Finance income (loss)	1.5	(6.2)	7.7		3.6	(10.5)	14.1
Corporate and other	(42.5)	(39.9)	(2.6)		(362.2)	(199.6)	(162.6)
Add: Floorplan interest expense	47.5	60.5	(13.0)		139.3	163.8	(24.5)
Operating income	$372.4	$350.7	$21.7	6.2	$926.0	$966.0	$(40.0)	(4.1)
(1) Segment income for the Domestic, Import, and Premium Luxury reportable segments is a non-GAAP measure and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	19,610	17,583	2,027	11.5	55,742	50,068	5,674	11.3
Import	29,974	28,865	1,109	3.8	87,725	85,162	2,563	3.0
Premium luxury	16,605	16,702	(97)	(0.6)	50,956	48,051	2,905	6.0
	66,189	63,150	3,039	4.8	194,423	183,281	11,142	6.1

Retail used vehicle unit sales:
Domestic	19,440	18,681	759	4.1	57,616	57,178	438	0.8
Import	23,368	22,851	517	2.3	69,915	69,188	727	1.1
Premium luxury	18,638	17,876	762	4.3	56,671	54,608	2,063	3.8
Other	7,450	7,046	404	5.7	22,430	20,105	2,325	11.6
	68,896	66,454	2,442	3.7	206,632	201,079	5,553	2.8

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025 (%)	2024 (%)	2025 (%)	2024 (%)
Domestic:
Ford, Lincoln	13.0	11.3	12.4	11.0
Chevrolet, Buick, Cadillac, GMC	11.1	11.4	11.0	10.9
Chrysler, Dodge, Jeep, Ram	5.5	5.1	5.3	5.4
Domestic total	29.6	27.8	28.7	27.3
Import:
Toyota	21.9	19.4	21.2	20.7
Honda	11.9	13.6	12.5	13.4
Hyundai	3.7	3.9	3.6	3.7
Subaru	3.4	4.1	3.6	3.9
Other Import	4.4	4.8	4.2	4.8
Import total	45.3	45.8	45.1	46.5
Premium Luxury:
Mercedes-Benz	8.2	9.7	8.8	8.8
BMW	8.6	8.0	8.7	8.5
Lexus	3.2	3.3	3.4	3.5
Audi	2.0	2.1	1.9	2.1
Jaguar Land Rover	1.7	1.9	1.9	2.0
Other Premium Luxury	1.4	1.4	1.5	1.3
Premium Luxury total	25.1	26.4	26.2	26.2
	100.0	100.0	100.0	100.0

AutoNation Finance	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	$ Variance	2025	2024	$ Variance
Interest margin:
Interest and fee income	$55.2	$32.9	$22.3	$145.7	$81.2	$64.5
Interest expense	(21.2)	(11.4)	(9.8)	(52.9)	(27.1)	(25.8)
Total interest margin	34.0	21.5	12.5	92.8	54.1	38.7
Provision for credit losses	(22.0)	(18.4)	(3.6)	(60.1)	(36.3)	(23.8)
Total interest margin after provision for loan losses	12.0	3.1	8.9	32.7	17.8	14.9
Direct expenses(1)	(10.5)	(9.3)	(1.2)	(29.1)	(28.3)	(0.8)
AutoNation Finance income (loss)	$1.5	$(6.2)	$7.7	$3.6	$(10.5)	$14.1

(1) Direct expenses are comprised primarily of compensation expenses and loan administration costs incurred by our auto finance company.

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Allocation	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Capital expenditures	$68.9	$81.0	$223.1	$262.2
Cash paid for acquisitions, net of cash acquired	$278.8	$—	$348.4	$—
Cash received from divestitures, net of cash relinquished	$16.1	$156.0	$16.1	$156.0
Stock repurchases:
Aggregate purchase price(1)	$181.0	$5.6	$434.8	$355.6
Shares repurchased (in millions)	0.8	—	2.4	2.2

New Vehicle Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Variance	2025	2024	Variance
Floorplan assistance earned (included in cost of sales)	$34.2	$38.2	$(4.0)	$100.0	$101.6	$(1.6)
New vehicle floorplan interest expense	(46.0)	(58.5)	12.5	(133.6)	(157.4)	23.8
Net new vehicle inventory carrying expense	$(11.8)	$(20.3)	$8.5	$(33.6)	$(55.8)	$22.2

Balance Sheet and Other Highlights	September 30, 2025	December 31, 2024	September 30, 2024
Cash and cash equivalents	$97.6	$59.8	$60.2
Inventory	$3,489.2	$3,360.0	$3,530.8
Floorplan notes payable	$3,796.6	$3,709.7	$3,805.2
Auto loans receivable, net	$1,953.9	$1,057.1	$891.5
Non-recourse debt	$1,741.0	$826.0	$645.9
Non-vehicle debt	$3,833.1	$3,762.1	$3,934.5
Equity	$2,511.6	$2,457.3	$2,371.2

New days supply (industry standard of selling days)	47 days	39 days	52 days
Used days supply (trailing calendar month days)	37 days	37 days	36 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.35x
Covenant	less than or equal to	3.75x

Interest coverage ratio		4.79x
Covenant	greater than or equal to	3.00x

(1) Excludes excise taxes imposed under Inflation Reduction Act.
(2) Calculated in accordance with our credit agreement as filed with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended September 30,
	Operating Income		Income Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
As reported	$372.4	$350.7	$287.6	$247.4	$72.5	$61.6	25.2%	24.9%	$215.1	$185.8	$5.65	$4.61
Increase in compensation expense related to market valuation changes in deferred compensation obligations(4)	7.7	8.2	—	—	—	—			—	—	$—	$—
Acquisition-related expenses	8.0	—	8.0	—	2.0	—			6.0	—	$0.16	$—
Insurance recoveries associated with CDK outage(5)	(40.0)	—	(40.0)	—	(9.8)	—			(30.2)	—	$(0.79)	$—
Net loss on equity investments	—	—	—	6.7	—	1.6			—	5.1	$—	$0.13
Self-insurance related losses(6)	—	5.7	—	5.7	—	1.4			—	4.3	$—	$0.11
Business/property-related items:
Net gains on dispositions, net of asset impairments	—	(46.7)	—	(46.7)	—	(11.4)			—	(35.3)	$—	$(0.88)
Loss from operations resulting from dispositions	—	2.4	—	3.0	—	0.7			—	2.3	$—	$0.06
Adjusted	$348.1	$320.3	$255.6	$216.1	$64.7	$53.9	25.3%	24.9%	$190.9	$162.2	$5.01	$4.02

	Three Months Ended September 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2025	2024	2025	2024
As reported	$850.1	$811.3	68.6	68.6
Excluding:
Increase in compensation expense related to market valuation changes in deferred compensation obligations	7.7	8.2
Acquisition-related expenses	8.0	—
Self-insurance related losses	—	5.7
Adjusted	$834.4	$797.4	67.4	67.4

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)
Increases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, the net impact to net income and earnings per share is de minimis. Gains related to the COLI are recorded in non-operating Other Income, Net.

(5)	Insurance recoveries received under our cybersecurity insurance policies for business interruption and related losses caused by the CDK outage.
(6)	Primarily related to losses from hailstorms and other natural catastrophes.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Nine Months Ended September 30,
	Operating Income		Income Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
As reported	$926.0	$966.0	$660.0	$674.9	$183.0	$168.8	27.7%	25.0%	$477.0	$506.1	$12.36	$12.31
Increase in compensation expense related to market valuation changes in deferred compensation obligations(4)	16.5	16.3	—	—	—	—			—	—	$—	$—
Goodwill, franchise rights, and other asset impairments(5)	141.3	—	141.3	—	18.5	—			122.8	—	$3.18	$—
Acquisition-related expenses	8.0	—	8.0	—	2.0	—			6.0	—	$0.16	$—
Insurance recoveries associated with CDK outage(6)	(40.0)	—	(40.0)	—	(9.8)	—			(30.2)	—	$(0.78)	$—
One-time costs associated with CDK outage(7)	—	42.8	—	42.8	—	10.5			—	32.3	$—	$0.79
Net loss on equity investments	—	—	11.5	6.7	2.8	1.6			8.7	5.1	$0.23	$0.12
Self-insurance related losses(8)	—	5.7	—	5.7	—	1.4			—	4.3	$—	$0.10
Business/property-related items:
Net gains on dispositions, net of asset impairments	—	(46.7)	—	(46.7)	—	(11.4)			—	(35.3)	$—	$(0.86)
Loss from operations resulting from dispositions	—	2.4	—	3.0	—	0.7			—	2.3	$—	$0.06
Adjusted	$1,051.8	$986.5	$780.8	$686.4	$196.5	$171.6	25.2%	25.0%	$584.3	$514.8	$15.14	$12.53

	Nine Months Ended September 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2025	2024	2025	2024
As reported	$2,526.7	$2,430.2	67.7	68.6
Excluding:
Increase in compensation expense related to market valuation changes in deferred compensation obligations	16.5	16.3
Acquisition-related expenses	8.0	—
One-time costs associated with CDK outage	—	42.8
Self-insurance related losses	—	5.7
Adjusted	$2,502.2	$2,365.4	67.0	66.7

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

(4)
Increases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, the net impact to net income and earnings per share is de minimis. Gains related to the COLI are recorded in non-operating Other Income, Net.

(5)	Includes goodwill impairment of $65.3 million, franchise rights impairment of $71.7 million, and other asset adjustments of $4.3 million.
(6)	Insurance recoveries received under our cybersecurity insurance policies for business interruption and related losses caused by the CDK outage.
(7)	Represents certain one-time costs incurred associated with the CDK outage, principally consisting of compensation paid to commission-based associates to ensure business continuity.
(8)	Primarily related to losses from hailstorms and other natural catastrophes.

Free Cash Flow	Nine Months Ended September 30,
	2025	2024
Net cash provided by (used in) operating activities	$(38.6)	$164.9
Net payments of vehicle floorplan - non-trade	74.6	(24.0)
Increase in auto loans receivable, net	972.8	588.3
Adjusted cash provided by operating activities	1,008.8	729.2
Purchases of property and equipment	(223.1)	(262.2)
Adjusted free cash flow	$785.7	$467.0
Adjusted net income	$584.3	$514.8
Adjusted free cash flow conversion %	134	91

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	$ Variance	% Variance	2025	2024	$ Variance	% Variance
Revenue:
New vehicle	$3,377.8	$3,148.8	$229.0	7.3	$9,988.0	$9,171.2	$816.8	8.9
Retail used vehicle	1,837.5	1,724.0	113.5	6.6	5,408.7	5,234.3	174.4	3.3
Wholesale	138.7	157.5	(18.8)	(11.9)	404.1	478.9	(74.8)	(15.6)
Used vehicle	1,976.2	1,881.5	94.7	5.0	5,812.8	5,713.2	99.6	1.7
Finance and insurance, net	368.3	332.6	35.7	10.7	1,078.0	980.9	97.1	9.9
Total variable operations	5,722.3	5,362.9	359.4	6.7	16,878.8	15,865.3	1,013.5	6.4
Parts and service	1,209.5	1,144.8	64.7	5.7	3,566.5	3,350.4	216.1	6.4
Other	5.0	7.1	(2.1)		12.7	15.9	(3.2)
Total revenue	$6,936.8	$6,514.8	$422.0	6.5	$20,458.0	$19,231.6	$1,226.4	6.4

Gross profit:
New vehicle	$149.8	$176.6	$(26.8)	(15.2)	$507.0	$558.9	$(51.9)	(9.3)
Retail used vehicle	101.6	105.7	(4.1)	(3.9)	324.0	311.6	12.4	4.0
Wholesale	12.3	5.9	6.4		36.6	20.8	15.8
Used vehicle	113.9	111.6	2.3	2.1	360.6	332.4	28.2	8.5
Finance and insurance	368.3	332.6	35.7	10.7	1,078.0	980.9	97.1	9.9
Total variable operations	632.0	620.8	11.2	1.8	1,945.6	1,872.2	73.4	3.9
Parts and service	588.7	550.0	38.7	7.0	1,743.7	1,614.3	129.4	8.0
Other	0.7	1.0	(0.3)		1.6	2.0	(0.4)
Total gross profit	$1,221.4	$1,171.8	$49.6	4.2	$3,690.9	$3,488.5	$202.4	5.8

Retail vehicle unit sales:
New	65,425	62,628	2,797	4.5	192,863	181,071	11,792	6.5
Used	67,288	65,688	1,600	2.4	202,005	197,404	4,601	2.3
	132,713	128,316	4,397	3.4	394,868	378,475	16,393	4.3

Revenue per vehicle retailed:
New	$51,629	$50,278	$1,351	2.7	$51,788	$50,650	$1,138	2.2
Used	$27,308	$26,245	$1,063	4.1	$26,775	$26,516	$259	1.0

Gross profit per vehicle retailed:
New	$2,290	$2,820	$(530)	(18.8)	$2,629	$3,087	$(458)	(14.8)
Used	$1,510	$1,609	$(99)	(6.2)	$1,604	$1,578	$26	1.6
Finance and insurance	$2,775	$2,592	$183	7.1	$2,730	$2,592	$138	5.3
Total variable operations(1)	$4,669	$4,792	$(123)	(2.6)	$4,835	$4,892	$(57)	(1.2)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2025 (%)	2024 (%)	2025 (%)	2024 (%)
Revenue mix percentages:
New vehicle	48.7	48.3	48.8	47.7
Used vehicle	28.5	28.9	28.4	29.7
Parts and service	17.4	17.6	17.4	17.4
Finance and insurance, net	5.3	5.1	5.3	5.1
Other	0.1	0.1	0.1	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	12.3	15.1	13.7	16.0
Used vehicle	9.3	9.5	9.8	9.5
Parts and service	48.2	46.9	47.2	46.3
Finance and insurance	30.2	28.4	29.2	28.1
Other	—	0.1	0.1	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.4	5.6	5.1	6.1
Used vehicle - retail	5.5	6.1	6.0	6.0
Parts and service	48.7	48.0	48.9	48.2
Total	17.6	18.0	18.0	18.1